Exhibit 10.2

RESCISSION AGREEMENT AND MUTUAL RELEASE

THIS RESCISSION AGREEMENT AND MUTUAL RELEASE (the “Rescission Agreement”) is made and entered into as of August 4, 2019, by and among VELT International Group Inc., a Nevada corporation (“VELT”), THF International (Hong Kong) Ltd., an Australian company (“THF”) and Rural Asset Management Services, Inc, a Malaysian company and an 85% shareholder of THF (“RAM”). Velt and THF and RAM are sometimes referred to herein as the “parties” collectively or a “party” individually.

RECITALS

WHEREAS, VELT, THF and RAM are parties to that certain Acquisition Agreement, dated January 24, 2019 which was subsequently amended (collectively the “Acquisition Agreement”), where after VELT acquired 85% of the issued and outstanding common stock of THF from RAM in exchange for the issuance and delivery to RAM of 6,800,000 shares of VELT common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Acquisition Agreement;

WHEREAS, the parties now desire to unwind and rescind the transactions referenced in the above recital due to, among other reasons, certain events that have occurred subsequent to the closing of the Acquisition Agreement, including the inability to complete an audit, and

WHEREAS, to accomplish the unwinding of the Acquisition Agreement, VELT desires to return and RAM desires to take back all its THF shares in exchange for the return by RAM of the Shares to VELT on the terms and subject to the conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1. RESCISSION OF ACQUISITION AGREEMENT

On the terms and subject to the conditions of this Agreement, VELT and RAM each agrees to rescind the Acquisition Agreement as follows: At the Closing (as defined below), RAM shall return the Shares to VELT in exchange for VELT’s return of all of the THF shares back to RAM.

2. MUTUAL REPRESENTATIONS AND WARRANTIES; COVENANTS

Each party represents and warrants to the other party that:

2.1 Authorization. All corporate action on the part of the respective party and its nominees, officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the respective party hereunder has been taken. This Agreement constitutes a valid and legally binding obligation of the parties, enforceable in accordance with its respective terms.

2.2 Corporate Organization of the Company. Each of the parties is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation and has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

2.3 Agreement Not in Contravention. Neither the execution and delivery of this Rescission Agreement, nor the consummation of the transactions provided for herein will (i) result in the material breach of or constitute a material default or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions, or provisions of any lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which each of the parties is a party, or (ii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to any of the parties.

2.4 Information and Statements. No representation or warranty made by or on behalf of the parties with respect to the Acquisition Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

2.5 Cooperation on Tax Matters. The parties each agree to furnish or cause to be furnished to each other upon request as promptly as practicable such information (including access to books and records) and information and assistance relating to the Acquisition Agreement as is reasonably necessary for the filing of any tax or information return, for the preparation of any tax audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed tax adjustment.

3. MUTUAL RELEASE

3.1 Each party on behalf of itself and its respective partners, agents, assigns, heirs, officers, directors, employees executors, and attorneys (“Affiliates”) hereby forever and finally releases, relieves, acquits, absolves and discharges the other party and their Affiliates from any and all losses, claims, debts, liabilities, demands, obligations, promises, acts, omissions, agreements, costs and expenses, damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, that they may have against the other party and their Affiliates, including without limitation claims for indemnification, based upon, related to, or by reason of any matter, cause, fact, act or omission occurring or arising at any moment out of the this Rescission Agreement or the Acquisition Agreement.

3.2 Each party acknowledges that this mutual release does not constitute any admission of liability whatsoever on the part of any of the undersigned.

3.3 Each party knowingly and voluntarily waives any and all rights that it or its Affiliates has or may have under the provisions of Section 1542 of the Civil Code of California, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM, MUST HAVE MATERIALLY, AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

Each party acknowledges and agrees that this waiver is an essential and material term of this Rescission Agreement which this Rescission Agreement would not have been executed.

3.4 Each party represents and warrants that there has been no assignment or transfer of or giving of a security interest in or encumbrance upon any interest in any claim which he/it or his/its Affiliates may have against any other party. Each of the parties further represents that such party: (i) has carefully read this Rescission Agreement; (ii) knows the contents of this Rescission Agreement; (iii) has had the advice of counsel of such party’ s choosing in connection with the subject matter hereof, and the advice thereof is reflected in the provisions of this Rescission Agreement; and (iv) has not been influenced to any extent whatsoever in doing so by any other party or by any other person or entity, except for those representations, statements and promises expressly set forth herein.

4. THE CLOSING

4.1 This Rescission Agreement shall become effective when executed and delivered by all of the parties hereto. The transfers of the Shares by RAM to VELT and the transfer of share of THF from VELT back to Ram and rescission of the Acquisition Agreement (the “Closing”) shall take place at the offices of Barnett & Linn, Attorneys at Law, or at such other place as the parties shall agree on the date of this Rescission Agreement or on the earliest date convenient to the parties hereto on which all of the conditions to Closing hereunder have been satisfied (the “Closing Date”).

4.2 At the Closing, RAM shall return and deliver to VELT the endorsed share certificates representing the Shares and a stock assignment separate from certificate, if required by VELT.

4.3 At the Closing, VELT shall return and deliver to RAM all of the THF shares held by VELT.

5. INDEMNIFICATION

Each party shall defend, indemnify, and hold the other harmless from and against any and all losses, damages, liabilities and expenses (including penalties and attorneys ’fees) which are incurred or suffered by or imposed upon the other party arising out of or relating to (i) any failure or breach by the party to perform any of its covenants, agreements or obligations under this Rescission Agreement, or (ii) any inaccuracy or incompleteness of any of the representations and warranties of the party contained in this Rescission Agreement or in any Exhibit delivered in connection with this Rescission Agreement.

6. MISCELLANEOUS

6.1 Counterparts. This Rescission Agreement may be executed in any number of counterparts, including facsimiles thereof, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

6.2 Entire Agreement. Unless otherwise specifically agreed in writing, this Rescission Agreement represent the entire understanding of the parties with reference to the transactions set forth herein and supersede all prior warranties, understandings and agreements heretofore made by the parties, and neither this Rescission Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

6.3 Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Rescission Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

6.4 Assignment of Agreement. This Rescission Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No party may assign either this Rescission Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.

6.5 Governing Law and Attorneys ’Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. In the event of any action at law or suit in equity in relation to this Rescission Agreement or any Exhibit or other instrument or agreement required hereunder, the prevailing party in such action or suit shall be entitled to receive its or his attorneys ’fees and all other costs and expenses of such action or suit.

6.6 Further Action. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Rescission Agreement and to vest VELT with full title to the Shares, the appropriate person or persons shall take such action as promptly as practicable.

6.7 Survival. All representations, warranties, covenants and agreements of the parties contained in this Rescission Agreement, or in any instrument, certificate, opinion or other writing provided for herein, shall survive the Closing.

6.8 Severability. Any term or provision of this Rescission Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

6.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS RESCSISSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this Rescission Agreement to be executed as of the day and year first above written.

VELT International Group Inc.

By:	/s/ Ali Kasa
Ali Kasa, President & CEO

THF International (Hong Kong) Ltd.

By:	/s/ Trew Soon Lim
Trew Soon Lim, Director

Rural Asset Management Services, Inc.

By:	/s/ Alex Si
Alex Si, Director

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